AMENDMENT TO LOAN AGREEMENT

AND PROMISSORY NOTE

THIS AMENDMENT (the “Amendment”) is made as of June _____, 2019,

AMONG:

LONG ISLAND BEVERAGES CORP., a corporation formed pursuant to the laws of the Province of British Columbia

(the “Lender”)

AND:

LONG ISLAND BRAND BEVERAGES LLC, a limited liability company formed pursuant to the laws of the State of New York

(the “Borrower”)

AND:

LONG BLOCKCHAIN CORP., a corporation formed pursuant to the laws of the State of Delaware

(the “Guarantor”)

WHEREAS:

A.	Pursuant to the terms of a loan agreement among the Lender, the Borrower, and the Guarantor (collectively, the “Parties”) dated January 31, 2019 (as amended, the “Loan Agreement”), Lender has advanced C$250,000.00 to the Borrower as a non-revolving secured loan facility on the terms and conditions as more particularly set out in in the Loan Agreement;

B.	The Loan Agreement is secured by a promissory note dated January 31, 2019 by the Lender to the Borrower (the “Promissory Note”); and

C.	The Parties wish to amend the Loan Agreement and Promissory Note as set forth in this Amendment.

NOW THEREFORE in consideration of the premises and the covenants and agreements herein contained, the Parties agree as follows:

1.	All capitalized but undefined terms in this Amendment shall have the meanings given to such terms in the Loan Agreement.

2.	Section 1.1(p) of the Loan Agreement shall be amended and restated as follows:

“Loan” means the non-revolving loan facility in the principal amount of up to $400,000.00, and any interest accrued thereon, provided by the Lender to the Borrower in accordance with this Agreement;

3.	Section 2.1 of the Loan Agreement shall be amended and restated as follows:

Amount of Loan. In reliance upon the representations and warranties contained herein and subject to the terms and conditions of this Agreement, the Lender shall lend to the Borrower the principal sum of up to $400,000.00.

4.	Section 2.3 of the Loan Agreement shall be amended and restated as follows:

Interest. The Principal, both before and after demand, default, or judgment and overdue interest on the Loan, shall bear interest computed on the outstanding daily principal balance of the Loan at the rate of 10% per annum, calculated and paid on August 1, 2019, and on the first day of each calendar month thereafter while any portion of the Loan remains outstanding, on the basis of a 365 day year (or in the case of a leap year, a 366 day year) and the actual number of days elapsed, on a nominal rate basis without allowance or deduction for deemed re-investment or otherwise, and any unpaid interest shall compound annually on January 1 of each year. Interest shall begin to accrue from the date of each Advance. For the avoidance of doubt, if the Loan becomes due and payable, on demand or otherwise, pursuant to Section 6.2 of this Agreement prior to August 1, 2019, the interest due and owing on the Loan shall be calculated and paid on the date of repayment.

5.	Section 2.5 of the Loan Agreement shall be amended and restated as follows:

Repayment of the Loan. The Borrower may from time to time repay or prepay all or any part of the Loan without Notice, penalty, premium, or bonus provided that each such payment or prepayment will be made together with all accrued and unpaid interest on the Loan which then remains unpaid. The outstanding balance of the Loan, including all accrued and unpaid interest thereon and any other amounts owing to the Lender hereunder, shall be repaid by the Borrower to the Lender on August 31, 2019 (the “Maturity Date”), subject to any earlier repayment pursuant to Section 6 of this Agreement, and failing payment of the same following the Maturity Date, the Lender may then proceed to enforce payment thereof by exercising any right, power, or remedy permitted by this Agreement, or by law in such manner as the Lender may elect, without presentation, protest, or further demand, or Notice of any kind, all of which are hereby expressly waived.

6.	Recital A of the Promissory Note shall be amended and restated as follows:

LONG ISLAND BEVERAGES CORP. (the “Lender”) has agreed to provide a secured loan facility in the amount of up to $400,000.00 (the “Loan”) to LONG ISLAND BRAND BEVERAGES LLC (the “Borrower”, and together with the Lender, the “Parties”) pursuant to a loan agreement among the Parties and Long Blockchain Corp. dated January 31, 2019, and amended June ___, 2019 (the “Agreement”);

7.	Section 2 of the Promissory Note shall be amended and restated as follows:

The Principal, both before and after demand, default, or judgment and overdue interest on the Loan, shall bear interest computed on the outstanding daily principal balance of the Loan at the rate of 10% per annum, calculated and paid on August 1, 2019 and each calendar month thereafter while any portion of the Loan remains outstanding, on the basis of a 365 day year (or in the case of a leap year, a 366 day year) and the actual number of days elapsed, on a nominal rate basis without allowance or deduction for deemed re-investment or otherwise, and any unpaid interest shall compound annually on January 1 of each year. Interest shall begin to accrue from the date of the advance of each Advance. For the avoidance of doubt, if the Loan becomes due and payable, on demand or otherwise, pursuant to Section 6.2 of the Agreement prior to August 1, 2019, the interest due and owing on the Loan shall be calculated and paid on the date of repayment.

8.	All of the remaining terms of the Loan Agreement and the Promissory Note remain unamended, and the Loan Agreement and the Promissory Note remain in full force and effect.

9.	The Amendment shall be interpreted, construed, and enforced in accordance with the governing laws of the Loan Agreement as set forth in Section 7.1 therein.

10.	This Amendment may be executed and delivered in any number of counterparts, including by electronic transmission, all of which taken together will be deemed to constitute one and the same instrument.

[SIGNATURE PAGE TO IMMEDIATELY FOLLOW]

IN WITNESS WHEREOF the Parties hereto have executed this Amendment as of the day and year first above written.

LONG ISLAND BEVERAGES CORP.

Name:
Title:

LONG ISLAND BRAND BEVERAGES LLC

Name:
Title:

LONG BLOCKCHAIN CORP.

Name:
Title:

- Amendment to Loan Agreement and Promissory Note -